N E W S  R E L E A S E

August 22, 2011	Direct Inquiries To:
Bryan P. Healey, President
(682) 738-8011

KENT FINANCIAL SERVICES ANNOUNCES SUBSIDIARY’S PROPOSED GOING PRIVATE TRANSACTION

COLLEYVILLE, TEXAS – KENT FINANCIAL SERVICES, INC. (“Kent”) (NASDAQ – KENT) On August 22, 2011, Kent’s majority owned subsidiary, Kent International Holdings, Inc. (“Kent International”) filed a Schedule 14C Preliminary Information Statement with the United States Securities and Exchange Commission (the “SEC”) in connection with a proposed “going private” transaction.  The proposed transaction involves an amendment to Kent International’s Articles of Incorporation to effect a one-for-950,000 reverse stock split.  If implemented, fractional shares will be redeemed by Kent International for cash consideration of $2.50 per pre-split share.

This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements.  Kent Financial Services cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.